As filed with the U.S. Securities and Exchange Commission on June 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scilex Holding Company

(Exact name of registrant as specified in its charter)

Delaware	2836	92-1062542
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry Ji, Ph.D.

Chief Executive Officer & President

960 San Antonio Road

Palo Alto, CA 94303

(650) 516-4310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq. Elizabeth A. Razzano, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 (650) 320-1800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included herein is a combined prospectus which relates to (i) the Registration Statement on Form S-1 (File No.  333-292157) which was declared effective on December 29, 2025, (ii) the Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No.  333-280882) which was declared effective on May 13, 2025, (iii) the Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (File No.  333-268603) which was declared effective on May 13, 2025 ((i)-(iii) collectively, the “Prior Registration Statements”), and (iv) the registration of an aggregate of an additional 100,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to be offered and sold from time to time by the selling securityholder identified herein upon exercise of such selling securityholder’s February 2026 Warrant (as defined below).

Pursuant to Rule 429 under the Securities Act, this registration statement also constitutes a post-effective amendment to the Prior Registration Statements, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 2, 2026

PRELIMINARY PROSPECTUS

SCILEX HOLDING COMPANY

Up to 2,083,067 Shares of Common Stock

Up to 6,581,004 Shares of Common Stock Offered by the Selling Securityholders

Up to 490,617 Warrants Offered by the Selling Securityholders

This prospectus relates to the issuance by us of up to an aggregate of 2,083,067 shares of Common Stock (the “Primary Shares”) issuable as follows:

(i)

122,132 shares of Common Stock issuable upon exercise of the warrants to purchase shares of Common Stock issued in an underwritten offering consummated in March 2024, consisting of (a) 108,686 shares having an exercise price of $59.50 per share (the “February 2024 BDO Firm Warrants”) and (b) 13,446 shares issued to the underwriter for such offering having an exercise price of $74.38 per share (the “February 2024 BDO Representative Warrants” and (a) and (b) collectively, the “February 2024 BDO Warrants”);

(ii)	34,286 shares issued to the placement agents in a registered direct offering consummated in April 2024 having an exercise price of $43.75 per share (the “April 2024 RDO Placement Agent Warrants”);

(iii)

211,990 shares of Common Stock issuable upon exercise of the warrants to purchase shares of Common Stock issued pursuant to a securities purchase agreement (the “Tranche B Securities Purchase Agreement”), dated as of October 7, 2024, having a current exercise price of $36.40 per share (collectively, the “October 2024 Warrants”);

(iv)

668,770 shares of Common Stock issuable upon exercise of the warrants to purchase shares of Common Stock issued in a registered direct offering consummated in December 2024 (the “December RDO”), consisting of (a) 537,298 shares having an exercise price of $22.72 per share (the “December 2024 RDO Common Warrants”) and (b) 131,472 shares having an exercise price of $25.81 per share (the “StockBlock Warrants”) ((a) and (b) collectively, the “December 2024 Warrants” and together with the February 2024 BDO Warrants, the April 2024 RDO Placement Agent Warrants, and the October 2024 Warrants, the “2024 Warrants”);

(v)

198,807 shares of Common Stock issuable upon exercise of the warrants to purchase shares of Common Stock issued in our initial public offering (the “Public Warrants”) and a private placement concurrent therewith (the “Private Warrants” and together with the Public Warrants, the “SPAC Warrants”) having an exercise price of $402.50 per share;

(vi)

500,000 shares of Common Stock issuable upon exercise of the warrants to purchase shares of Common Stock issued pursuant to the warrant exchange agreements (each, a “Warrant Exchange Agreement” and collectively, the “Warrant Exchange Agreements”) dated as of July 22, 2025 with certain then-holders of October 2024 Warrants in exchange for the surrender of certain October 2024 Warrants that were exercisable for 107,142 shares of Common Stock in July 2025 (the “Exchange Warrants”) having an exercise price of $40.00 per share; and

(vii)

347,082 shares of Common Stock issuable upon conversion of the outstanding senior convertible note issued pursuant to the Tranche B Securities Purchase Agreement, having a current conversion price of $36.40 per share (the “Tranche B Note”).

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Securityholders”) of up to an aggregate of 6,581,004 shares (the “Resale Shares” and together with the Primary Shares, the “Shares”) of our Common Stock and 490,617 Private Warrants (the “Resale Warrants” and together with the Resale Shares, the “Resale Securities”) as follows:

(i)

up to 3,250,000 shares of Common Stock issuable upon exercise of a warrant (the “Deposit Warrant”) to purchase 3,250,000 shares of Common Stock issued by us pursuant to a Commitment Side Letter, dated June 11, 2024 between us and the Selling Securityholder named therein (the “Commitment Letter”), having an exercise price of $1.20 per share;

(ii)

up to 1,513,040 shares of Common Stock (the “Merger Shares”) originally issued to Sorrento on November 10, 2022 in connection with the Scilex Business Combination at an equity consideration value of $350.00 per share, of which 1,458,263 shares were subsequently transferred to and are held by SCLX Stock Acquisition JV, our wholly owned subsidiary (“SCLX JV”), and 54,777 shares are held by Sorrento in abeyance for the benefit of certain holders of warrants to purchase shares of common stock of Sorrento;

(iii)	up to 14,018 shares of Common Stock issuable upon the exercise of the Private Warrants at an exercise price of $402.50 per whole share;

(iv)

up to 275,000 shares of Common Stock issuable upon the exercise of warrants to purchase up to an aggregate of 275,000 shares of Common Stock that were issued on September 30, 2025, having an exercise price of $20.00 per share (the “September 2025 Warrants”), issued pursuant to the Warrant Exercise Agreement, dated September 30, 2025 (the “Warrant Exercise Agreement”);

(v)

up to 1,356,594 shares of Common Stock issuable upon exercise of a warrant to purchase shares of Common Stock issued in November 2025 (the “November 2025 Investor Warrant”) having an exercise price of $29.00 per share, issued pursuant to the Warrant Inducement Agreement, dated as of November 25, 2025 (the “Warrant Inducement Agreement”);

(vi)

up to 72,352 shares of Common Stock issuable upon exercise of a warrant to purchase shares of Common Stock issued to the placement agent in connection with the November 2025 Investor Warrant issuance, having an exercise price of $29.00 per share (the “November 2025 Placement Agent Warrants” and together with the November 2025 Investor Warrant, the “November 2025 Warrants”);

(vii)

up to 100,000 shares of Common Stock issuable upon exercise of a warrant to purchase shares of Common Stock issued pursuant to the Warrant Agreement, dated as of February 19, 2026, having an exercise price of $20.00 per share (the “Oramed Warrant Agreement” and such warrant, the “February 2026 Warrant” and together with the November 2025 Warrants, the 2024 Warrants, Exchange Warrants, SPAC Warrants and September 2025 Warrants, the “Warrants”); and

(viii)

up to 490,617 Private Warrants, currently exercisable for 14,018 shares of Common Stock, having an exercise price of $402.50 per share (which were originally issued at a price of $0.75 per Private Warrant).

Our registration of the Resale Securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Resale Securities. The Selling Securityholders may sell the Resale Securities covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 24 of this prospectus.

We will not receive any of the proceeds from the securities sold by the Selling Securityholders. We will receive the proceeds from the cash exercise of any Warrants.

No underwriter or other person has been engaged to facilitate the sale of the securities in this offering. The Selling Securityholders may be deemed underwriters of the Resale Securities that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Resale Securities and Primary Shares. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Resale Securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On June 1, 2026, the last reported sales price per share of our Common Stock was $7.99. Our SPAC Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On June 1, 2026, the closing sale price per warrant of our SPAC Warrants was $0.14.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the SEC. See “Prospectus Summary — Emerging Growth Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information”, and any amendments or supplements carefully before you invest in any of our securities.

Investing in our common stock involves substantial risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 16 of this prospectus and under similar headings in any amendment or supplements to this prospectus and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of certain of our outstanding Warrants. Except with respect to amounts received by us upon the exercise of the Warrants for cash, we will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to this registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

On November 10, 2022, we consummated the previously-announced business combination (the “Scilex Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of March 17, 2022 (as amended, restated or supplemented from time to time, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022) (the “Merger Agreement”), by and among us, Vantage Merger Sub Inc., our then-wholly owned subsidiary (the “Merger Sub”), and the pre-Scilex Business Combination Scilex Holding Company (“Legacy Scilex”). Pursuant to the terms of the Merger Agreement, we effected a deregistration under the Cayman Islands Companies Act (as revised) and a domestication under Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which our jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”), and, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, Merger Sub merged with and into Legacy Scilex, with Legacy Scilex surviving as our wholly owned subsidiary. In connection with the Scilex Business Combination, we changed our name from Vickers Vantage Corp. I to Scilex Holding Company.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Scilex,” “we,” “us,” “our,” and similar terms refer to Scilex Holding Company, a Delaware corporation formerly known as Vickers Vantage Corp. I, and its consolidated subsidiaries. References to “Legacy Scilex” refer to the private Delaware corporation that is now our wholly owned subsidiary, named Scilex, Inc. (formerly known as Scilex Holding Company).

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements appear in a number of places in this prospectus and in the documents incorporated by reference herein. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus or the document in which it appears and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks, uncertainties or other assumptions and other factors, many of which are outside the control of the Company and our directors, officers and affiliates, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

Forward-looking statements in this prospectus or incorporated by reference herein may include, but are not limited to, statements about:

•	our ability to maintain the listing of our Common Stock and Public Warrants on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	our expected use of proceeds from future issuances of equity or convertible debt securities;

•	our future financial performance, including our revenue, costs of revenue and operating expenses;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	anticipated regulatory and legal developments in the United States and foreign countries in which we may seek regulatory approval for our product candidates in the future;

•	our ability to obtain and maintain regulatory approval of any of our products and product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	our ability to prevent, respond to, and recover from a cybersecurity incident;

•

the effect of any geopolitical conflicts or new or increased international tariffs, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business operations, including but not limited to our clinical studies and clinical trials;

•	the effect of global economic and political developments, including the conflicts in Ukraine and the Middle East (including Iran);

•	regulatory developments related to crypto assets and crypto asset markets;

•	a determination that we are an investment company under the Investment Company Act of 1940 (the “1940 Act”);

•	our ability to successfully adopt and execute on our new cryptocurrency treasury strategy;

•	any changes in the accounting treatment of cryptocurrency holdings;

•	general volatility in the cryptocurrency market; and

•	other factors detailed under the section of this prospectus titled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward- looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

CERTAIN DEFINED TERMS

•

“April 2024 RDO Common Warrants” means the warrants to purchase up to an aggregate of 428,572 shares of our Common Stock at an exercise price of $38.50 per share, issued to the investor named in and pursuant to the April 2024 RDO Purchase Agreement.

•

“April 2024 RDO Placement Agent Warrants” means the warrants to purchase up to an aggregate of 34,286 shares of our Common Stock at an exercise price of $43.75 per share, issued to the Placement Agents pursuant to the April 2024 RDO Purchase Agreement.

•	“April 2024 RDO Purchase Agreement” means that certain securities purchase agreement, dated as of April 23, 2024, entered into between us and the investor named therein.

•	“April 2024 RDO Warrants” means the April 2024 RDO Common Warrants and the April 2024 RDO Placement Agent Warrants.

•	“Board” means the board of directors of the Company.

•	“Bylaws” means the Bylaws of Scilex Holding Company, effective as of November 10, 2022.

•	“Certificate of Incorporation” means the Restated Certificate of Incorporation of Scilex Holding Company, filed with the Secretary of State of the State of Delaware on November 10, 2022, as amended.

•	“Closing” means the closing of the Scilex Business Combination.

•	“Commitment Letter” means that certain Commitment Side Letter, dated as of June 11, 2024, entered into between us and FSF.

•	“Common Stock” means the common stock, par value $0.0001 per share, of Scilex.

•	“Continental” means Continental Stock Transfer & Trust Company, our transfer agent.

•

“December 2024 RDO Common Warrants” means the warrants to purchase up to an aggregate of 1,642,871 shares of our Common Stock, with an exercise price of $22.72 per share, issued to the investors named in and pursuant to the December 2024 RDO Purchase Agreement.

•

“December 2024 RDO Pre-Funded Warrants” means the warrants to purchase up to an aggregate of 68,604 shares of our Common Stock, with an exercise price of $0.0001 per share, issued to the investors named in and pursuant to the December 2024 RDO Purchase Agreement.

•	“December 2024 RDO Purchase Agreement” means that certain securities purchase agreement, dated as of December 11, 2024, entered into among us and the investors named therein.

•	“December 2024 RDO Warrants” means the December 2024 RDO Pre-Funded Warrants, the December 2024 RDO Common Warrants and the StockBlock Warrants.

•	“December 2024 Warrants” means the December 2024 RDO Common Warrants and the StockBlock Warrants.

•

“Deposit Warrant” means the warrant to purchase up to an aggregate of 3,250,000 shares of our Common Stock, with an exercise price of $1.20 per share, originally issued to FSF pursuant to the Commitment Letter.

•	“DGCL” means the General Corporation Law of the State of Delaware, as amended.

•

“Domestication” means the change of our domicile pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and our de-registration in the Cayman Islands.

•	“Effective Time” means the time at which the Scilex Business Combination became effective.

•	“Equity Incentive Plan” means the Scilex Holding Company 2022 Equity Incentive Plan, as amended.

•	“ESPP” means the Scilex Holding Company 2022 Employee Stock Purchase Plan.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•

“Exchange Warrants” means the warrants to purchase up to an aggregate of 500,000 shares of our Common Stock, with an exercise price of $40.00 per share, issued pursuant to the Warrant Exchange Agreements.

•

“February 2024 BDO Firm Warrants” means the warrants to purchase up to an aggregate of 108,686 shares of our Common Stock, with an exercise price of $59.50 per share, issued to the Underwriters pursuant to the February 2024 BDO Underwriting Agreement.

•

“February 2024 BDO Representative Warrants” means the warrants to purchase up to an aggregate of 13,446 shares of our Common Stock, with an exercise price of $74.38 per share, issued to StockBlock and Rodman & Renshaw LLC, pursuant to the February 2024 BDO Underwriting Agreement.

•	“February 2024 BDO Warrants” means the February 2024 BDO Firm Warrants and the February 2024 BDO Representative Warrants.

•

“February 2024 BDO Underwriting Agreement” means that certain underwriting agreement, dated as of February 29, 2024, entered into among us, StockBlock and Rodman & Renshaw LLC, as the representatives of the Underwriters.

•

“Fee Warrant” means the warrant to purchase up to an aggregate of 250,000 shares (on a pre-Reverse Stock Split basis) of our Common Stock, with an exercise price of $1.20 per share (on a pre-Reverse Stock Split basis), issued to IVI pursuant to a letter agreement, dated July 16, 2024, entered into among us, FSF and IVI.

•	“FSF” means FSF 33433 LLC.

•	“Inducement Plan” means the Scilex Holding Company 2023 Inducement Plan.

•	“IPO” refers to the initial public offering of 13,800,000 Units (on a pre-Reverse Stock Split basis) of Vickers consummated on January 11, 2021.

•	“IVI” means IVI 66766 LLC.

•	“Legacy Scilex” means the private Delaware corporation that is now our wholly owned subsidiary, named Scilex, Inc. (formerly known as Scilex Holding Company).

•	“Legacy Scilex Common Stock” means the common stock of Legacy Scilex, par value $0.0001 per share, prior to the Effective Time.

•

“Legacy Scilex Preferred Stock” means the Series A Preferred Stock, par value $0.0001 per share, of Legacy Scilex issued to Sorrento prior to the Effective Time pursuant to that certain Contribution and Satisfaction of Indebtedness Agreement, dated as of September 12, 2022, by and among Sorrento, Legacy Scilex and Scilex Pharmaceuticals, Inc.

•

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Merger Sub and Legacy Scilex, as it may be amended or restated from time to time, including by the Merger Agreement Amendment.

•	“Merger Agreement Amendment” means that Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022, by and among us, Merger Sub and Legacy Scilex.

•

“Merger Sub” means Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing and that, pursuant to the Scilex Business Combination, was merged with and into Legacy Scilex, with Legacy Scilex continuing as our wholly owned subsidiary.

•	“Nasdaq” means The Nasdaq Stock Market LLC.

•	“Nasdaq Listing Rules” means the rules and listing standards of Nasdaq.

•

“October 2024 Noteholder Warrants” means the warrants to purchase up to an aggregate of 214,284 shares of our Common Stock, with a current exercise price of $36.40 per share, issued to the Tranche B Noteholders.

•

“October 2024 Placement Agent Warrants” means the warrants to purchase up to an aggregate of 104,848 shares of Common Stock, with a current exercise price of $36.40 per share, issued to StockBlock and Rodman & Renshaw LLC in connection with the Tranche B Securities Purchase Agreement.

•	“October 2024 Warrants” means the October 2024 Noteholder Warrants and the October 2024 Placement Agent Warrants.

•	“Oramed” means Oramed Pharmaceuticals Inc., a Delaware corporation.

•	“Oramed Note” means that certain senior secured promissory note issued by us on September 21, 2023 to Oramed due 18 months from the date of issuance in the principal amount of $101,875,000.

•

“Penny Warrants” means the warrants to purchase up to an aggregate of 13,000,000 shares of our Common Stock, each with an exercise price of $0.01 per share, issued to Oramed pursuant to the Scilex-Oramed SPA.

•

“Private Warrants” means, on a pre-Reverse Stock Split basis, the 6,840,000 warrants sold in a private placement to Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd consummated on January 11, 2021 (of which 2,736,000 were forfeited pursuant to that certain Sponsor Support Agreement, dated March 17, 2022, by and among the Sponsors, Pei Wei Woo, Suneel Kaji, Steve Myint and Scilex, Inc. (f/k/a Scilex Holding Company) and 3,104,000 were transferred to Sorrento pursuant to that certain Warrant Transfer Agreement, dated as of October 17, 2022, by and among Sorrento, the Sponsors, Vickers and Maxim Group LLC, in each case in connection with the Scilex Business Combination).

•

“Public Warrants” means the redeemable warrants that were included in the Units that, following the Scilex Business Combination and the Reverse Stock Split, entitle the holder of each whole warrant to purchase (1/35th) of a share of Common Stock at a price of $402.50 per whole share.

•	“Reverse Stock Split” means the reverse stock split of our Common Stock at a ratio of 1-for-35, which became effective on April 15, 2025.

•	“Scilex Business Combination” means the merger contemplated by the Merger Agreement.

•	“Scilex-Oramed SPA” means the Securities Purchase Agreement, dated as of September 21, 2023, by and among us, Oramed and Acquiom Agency Services LLC, as the collateral agent.

•	“SCLX JV” means SCLX Stock Acquisition JV LLC, our indirect wholly owned subsidiary.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•

“Series A Certificate of Designations” means the Certificate of Designations of the Company, designating the series of preferred stock, par value $0.0001 per share, of the Company as “Series A Preferred Stock”, filed with the Secretary of State of the State of Delaware on November 10, 2022.

•	“Series A Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company, designated as Series A Preferred Stock pursuant to the Series A Certificate of Designations.

•	“Sorrento” means Sorrento Therapeutics, Inc.

•	“Sorrento Group” means Sorrento together with its affiliates, subsidiaries, successors and assigns (other than us and our subsidiaries).

•	“Sorrento SPA” means that certain Stock Purchase Agreement, dated September 21, 2023, between us and Sorrento.

•

“Sorrento Trigger Event” means the time that the Sorrento Group first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors.

•	“SPAC Warrants” means the Private Warrants and the Public Warrants.

•	“Sponsors” means Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd.

•	“StockBlock” means StockBlock Securities LLC.

•

“StockBlock Warrants” means the warrants to purchase up to an aggregate of 131,472 shares of our Common Stock, with an exercise price of $25.81 per share, issued to StockBlock pursuant to the December 2024 RDO Purchase Agreement.

•	“Stockholder Agreement” means the Stockholder Agreement, dated as of September 12, 2022, between Vickers and Sorrento.

•	“Tranche B Investors” means each of the investors listed on the schedule of buyers attached to the Tranche B Securities Purchase Agreement other than Oramed.

•	“Tranche B Letter Agreement” means that certain letter agreement, dated as of October 2, 2025, entered into between us and Oramed.

•	“Tranche B Noteholders” means the Tranche B Investors and Oramed.

•

“Tranche B Notes” means those certain tranche B senior secured convertible notes issued by us on October 8, 2024 to the Tranche B Noteholders, due on the second anniversary of the issuance date in the principal amount of $50.0 million.

•

“Tranche B Securities Purchase Agreement” means that certain securities purchase agreement, dated as of October 7, 2024, among us, the investors listed on the schedule of buyers attached thereto and Oramed.

•

“Units” means the units of Vickers, each of which consisted of one Vickers Ordinary Share and one-half of one redeemable warrant upon the consummation of an initial business combination, which units, if not separated into its component securities as of immediately prior to the Effective Time were, without any action on the part of the holder, separated automatically into its component securities, comprised of one share of Common Stock and one-half of one warrant to purchase one share of Common Stock.

•	“Vickers” means Vickers Vantage Corp. I, our predecessor company.

•	“Vickers Ordinary Shares” means (i) the ordinary shares, par value $0.0001 per share, of Vickers prior to the Domestication and (ii) the Common Stock following the Domestication.

•	“Warrant Exchange Agreements” means each of the Warrant Exchange Agreements, dated July 22, 2025, between us and each of the investors named therein.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or in the documents incorporated by reference into this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus and the documents incorporated by reference into this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the section of this prospectus titled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and the related notes, as well as the exhibits to the registration statement of which this prospectus is a part.

The Company

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes.

Our commercial products are: (i) ZTlido (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia (“PHN”), which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults, which launched in June 2024. In addition, we have three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXAÔ”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica for which we have completed a Phase 3 study; (ii) SP-103 (lidocaine topical system) 5.4% (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which we have completed a Phase 2 trial in acute low back pain (“LBP”); and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed. We believe our currently approved products and future product candidates, if approved by the FDA, could uniquely address what we believe are the significant unmet needs of the targeted populations and become the preferred treatment option for their respective indications.

Our guiding principle has always been and remains a patient-first approach, which drives our mission to meet the increasing global demand for more effective and safer non-opioid pain management solutions. Through rigorous research and development, we believe we are on the cusp of establishing Scilex as the preeminent name in commercial non-opioid pain management, specifically targeting the unmet needs in both acute and chronic pain sectors with our innovative and leading therapies. We believe that we have not only responded to the global demand for safer, more effective pain relief solutions, but also made substantial progress in demonstrating the rapid onset and enhanced safety of our products.

We have adopted a cryptocurrency treasury strategy in which we intend to invest in Bitcoin, Ethereum and other blockchain-linked cryptocurrencies. We intend to accumulate such cryptocurrencies as a long-term treasury asset. Our goal is to acquire and grow our overall cryptocurrency position and utilize professional treasury strategies to both increase our cryptocurrency holdings, while driving revenue via a range of staking and related yield-generating activities. In the future, we plan to evaluate additional cryptocurrency holdings and transactions, including but not limited to strategic investments and/or acquisitions of operating companies that we view as aligned with our cryptocurrency treasury strategy. For more information, please see the section titled “Business — Our Treasury Strategy” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Our Products

We launched our first commercial product, ZTlido (lidocaine topical system) 1.8% in October 2018. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. ZTlido is a single-layer, drug-in-adhesive topical delivery system comprised of an adhesive material containing 36 mg lidocaine, which is applied to a pliable nonwoven cloth backing and covered with a polyethylene terephthalate film release liner. ZTlido is commercially manufactured for us by Oishi Koseido Co., Ltd. (“Oishi”) in Japan. We license the rights to ZTlido from and rely exclusively on Oishi and Itochu Chemical Frontier Corporation (“Itochu”) pursuant to the Product Development Agreement (the “Product Development Agreement”) dated as of May 11, 2011, by and among Scilex Pharmaceuticals Inc., our wholly owned subsidiary (“Scilex Pharma”), Oishi and Itochu, and the Commercial Supply Agreement (the “Commercial Supply Agreement”), dated as of February 16, 2017, by and among Scilex Pharma, Oishi and Itochu. We have exclusive worldwide rights to Oishi’s proprietary formulation and manufacturing technologies except with respect to Japan. In 2025, there were more than 206 million prescription lidocaine patches sold in the United States, according to Symphony Healthcare.

We launched our second commercial product, ELYXYBÒ in April 2023. We acquired the rights to certain patents, trademarks, regulatory approvals, data, contracts, and other rights related to ELYXYBÒ (celecoxib oral solution) and the commercialization thereof in the United States and Canada from BioDelivery Sciences International, Inc. and Collegium Pharmaceutical, Inc. in February 2023. ELYXYBÒ is a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. We filed a New Drug Submission to Health Canada’s Pharmaceutical Drugs Directorate, Bureau of Cardiology, Allergy and Neurological Sciences for the approval of ELYXYB® for acute treatment of migraine with or without aura in Canada.

We launched our third commercial product, GLOPERBA, in June 2024. We acquired certain rights to GLOPERBA and the exclusive license to use the trademark “GLOPERBA®”, pursuant to a License and Commercialization Agreement we entered into with RxOmeg Therapeutics LLC (a/k/a Romeg Therapeutics, LLC) (“Romeg”), dated as of June 14, 2022, which agreement was subsequently amended on January 16, 2025 (such agreement, as so amended, the “Romeg License Agreement”). GLOPERBA is an FDA-approved, liquid, oral medication for the treatment of gout in adults. Gout is a painful arthritic disorder affecting an estimated 9.2 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The United States is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. We commercialized GLOPERBA in June 2024 and believe we are well positioned to market and distribute the product. We have a direct distribution network to national and regional wholesalers and pharmacies throughout the United States.

Our Product Candidates

We acquired SP-102 from Semnur Pharmaceuticals, Inc. (“Semnur”) in March 2019 and are developing SP-102 to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. SEMDEXA™ has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision

Resources Group, it was estimated that over 4.8 million patients would suffer from sciatica in the United States in 2022. We received our SP-103 Phase 2 top-line results in August 2023 and the trial achieved its objectives characterizing safety, tolerability and preliminary efficacy of SP-103 in acute LBP associated with muscle spasms. SP-103 was safe and well tolerated. Increase of lidocaine load in topical system by three times, compared with approved ZTlido, 5.4% vs. 1.8%, did not result in signs of systemic toxicity or increased application site reactions with daily applications over one month treatment. SP-103 received FDA Fast Track status in LBP. We will continue to analyze the SP-103 Phase 2 trial data along with an investigator study of ZTlido in patients with chronic neck pain completed in the second half of 2023, which also has shown promising top-line efficacy and safety results. SP-103, if approved, could become the first FDA-approved lidocaine topical product for the treatment of acute pain. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia.

In April 2025, Scilex Bio, Inc. (“Scilex Bio”), our subsidiary, signed an agreement with NeuroBiogen Company (“NBG”) to grant Scilex Bio an exclusive worldwide license to the franchise KDS2010 drug candidate to develop and commercialize in metabolic diseases (including obesity and type 2 diabetes) and neurodegenerative diseases, including Alzheimer’s, Parkinson’s and other CNS diseases. The lead program in the proposed joint venture is an oral tablet product candidate that is currently in Phase 2 trials in obesity and Alzheimer’s disease indications.

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of our product candidates.

The following chart illustrates completed and anticipated milestones for our current commercial products and novel product candidates.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, supplemented or superseded from time to time by other reports we have filed or will file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section titled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Scilex Business Combination

On November 10, 2022, we consummated the Scilex Business Combination pursuant to the terms of the Merger Agreement, by and among Vickers, Merger Sub and Legacy Scilex.

Pursuant to the Merger Agreement, (i) prior to the Closing, Vickers effected the Domestication and (ii) at the Closing, and following the Domestication, the parties effected the Merger, with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Scilex Business Combination, Vickers changed its name to “Scilex Holding Company.”

In accordance with the terms and subject to the conditions of the Merger Agreement, at the time at which the Scilex Business Combination became effective (the “Effective Time”), (i) each outstanding share of Legacy Scilex Common Stock outstanding immediately prior to the Effective Time was automatically cancelled in exchange for the right to receive 0.673498 shares of our Common Stock, (ii) each share of Legacy Scilex Preferred Stock outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive (a) one share of Series A Preferred Stock (as defined below) and (b) one-tenth of one share of our Common Stock, and (iii) each option to purchase shares of Legacy Scilex Common Stock outstanding as of immediately prior to the Effective Time was converted into the right to receive a comparable option to purchase shares of our Common Stock.

Our Common Stock and Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW,” respectively.

The rights of holders of our Common Stock and Warrants (as defined below) are governed by the Certificate of Incorporation, the Bylaws and the DGCL, and, in the case of the Warrants, the Warrant Agreement (the “Warrant Agreement”), dated January 6, 2021, between Vickers and Continental Stock Transfer & Trust Co. (“Continental”). See sections of this prospectus titled “Description of Our Securities” and “Certain Relationships and Related Party Transactions.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act. If we elect to take advantage of reduced reporting requirements or other exemptions from reporting requirements in our future filings with the SEC, the information that we provide to our stockholders may be different than you might receive from other public reporting companies.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of Vickers Vantage Corp. I (our predecessor company), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

THE OFFERING

Issuance of Common Stock by Us

Shares of Common Stock offered by us	Up to 2,083,067 shares of our Common Stock, issuable upon exercise of the February 2024 BDO Warrants, April 2024 RDO Placement Agent Warrants, October 2024 Warrants, December 2024 RDO Common Warrants, StockBlock Warrants, SPAC Warrants and Exchange Warrants and the conversion of the Tranche B Note.

Shares of Common Stock outstanding before this Offering(1)	8,491,267 shares of Common Stock.

Shares of Common Stock outstanding assuming the exercise of all SPAC Warrants, 2024 Warrants, Exchange Warrants and the conversion of the Tranche B Note	10,574,334 shares of Common Stock.

Exercise Prices of the following warrants:

February 2024 BDO Firm Warrants	$59.50 per share.

February 2024 BDO Representative Warrants	$74.38 per share.

April 2024 RDO Placement Agent Warrants	$43.75 per share.

October 2024 Warrants	$36.40 per share.

December 2024 RDO Common Warrants	$22.72 per share.

StockBlock Warrants	$25.81 per share.

SPAC Warrants	$402.50 per share.

Exchange Warrants	$40.00 per share.

Conversion Price of the Tranche B Note:	$36.40 per share.

Use of proceeds	We will receive up to an aggregate of approximately $144.9 million from the exercise of the SPAC Warrants, 2024 Warrants and Exchange Warrants, assuming the exercise in full of all of such warrants for cash and the conversion of the Tranche B Note. Such warrants have exercise prices ranging from $22.72 per share to $402.50 per share. On June 1, 2026, the closing price for our Common Stock was $7.99 per share. If the price of our Common Stock remains below the exercise prices of such warrants or the conversion price of the Tranche B Note, we believe the holders of such securities will be unlikely to cash exercise their warrants or convert the outstanding note, resulting in little or no cash proceeds to us.

We expect to use any net proceeds from the exercise of such warrants for cash for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. See “Use of Proceeds” elsewhere in this prospectus.

Resale of Securities by the Selling Securityholders

Shares of Common Stock offered by the Selling Securityholders	Up to 6,581,004 Resale Shares consisting of (i) 3,250,000 shares underlying the Deposit Warrant, (ii) 1,513,040 Merger Shares, (iii) 14,018 shares underlying the Private Warrants, (iv) 275,000 shares underlying the September 2025 Warrants, (v) 1,428,946 shares underlying the November 2025 Warrants, and (vi) 100,000 shares underlying the February 2026 Warrant.

Warrants offered by the Selling Warrantholders	Up to 490,617 Private Warrants, exercisable for up to an aggregate of 14,018 shares of Common Stock.

Use of proceeds	We will receive up to $58.5 million upon the exercise of the Private Warrants, Deposit Warrant, September 2025 Warrants, November 2025 Warrants and February 2026 Warrant for cash. However, we will not receive any proceeds from the sale of Resale Securities by the Selling Securityholders.

Market for our Common Stock	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX.” There is no established public trading market for the Warrants, except the SPAC Warrants, and we do not expect a market to develop. We do not intend to list the any of the Warrants, with the exception of the SPAC Warrants which are currently listed, on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Risk Factors	See “Risk Factors” beginning on page 16 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.

(1)	The number of shares of Common Stock outstanding assumes that an aggregate of 8,491,267 shares are outstanding as of April 30, 2026, and excludes:

•

17,504 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan (the “Scilex Pharma 2017 Plan”) with a weighted average exercise price of $27.03 per share;

•

425,037 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2019 Stock Option Plan of Scilex, Inc. (the “2019 Stock Option Plan”) with a weighted average exercise price of $60.55 per share;

•

1,046,074 shares of Common Stock issuable upon the exercise of stock options outstanding under the Scilex Holding Company 2022 Equity Incentive Plan (the “Equity Incentive Plan”), with a weighted average exercise price of $114.04 per share;

•	up to 446,303 shares of Common Stock available for future issuance under the Equity Incentive Plan;

•	up to 226,551 shares of Common Stock available for future issuance under the Scilex Holding Company 2022 Employee Stock Purchase Plan (the “ESPP”);

•	up to 40,000 shares of Common Stock available for future issuance under the Scilex Holding Company 2023 Inducement Plan (the “Inducement Plan”);

•	up to 198,807 shares (on a post-Reverse Stock Split basis) of Common Stock, issuable upon exercise of up to 6,958,204 SPAC Warrants, with an exercise price of $402.50 per whole share;

•	108,686 shares of Common Stock issuable upon the exercise of the February 2024 BDO Firm Warrants;

•	13,446 shares of Common Stock issuable upon the exercise of the February 2024 BDO Representative Warrants;

•	34,286 shares of Common Stock issuable upon the exercise of the April 2024 RDO Placement Agent Warrants;

•	211,990 shares of Common Stock issuable upon the exercise of the October 2024 Warrants;

•	668,770 shares of Common Stock issuable upon the exercise of the December 2024 RDO Warrants;

•	3,250,000 shares of Common Stock issuable upon the exercise of the Deposit Warrant;

•	500,000 shares of Common Stock issuable upon the exercise of the Exchange Warrants;

•	275,000 shares of Common Stock issuable upon the exercise of the September 2025 Warrants;

•	1,428,946 shares of shares of Common Stock issuable upon the exercise of the November 2025 Warrants;

•	100,000 shares of Common Stock issuable upon the exercise of the February 2026 Warrant; and

•	347,082 shares of Common Stock issuable upon the conversion of the Tranche B Note.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the risks and uncertainties addressed in the section of this prospectus titled “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below, under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may become material and adversely affect our business.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from the exercise of the Warrants and may not use them effectively.

If and to the extent any of the Warrants are exercised for cash, we currently intend to use the net proceeds from this offering pursuant to such exercises for working capital and general corporate purposes, including repayment of our indebtedness. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from the cash exercise of our Warrants in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders. We will not receive any proceeds from the exercise of the February 2024 BDO Warrants, April 2024 RDO Placement Agent Warrants, October 2024 Warrants, December 2024 Warrants, Exchange Warrants, September 2025 Warrants, November 2025 Warrants or February 2026 Warrant on a “cashless basis.” The Deposit Warrant is not exercisable on a “cashless basis.”

We may use a significant portion of the net proceeds to purchase additional Bitcoin, Ethereum, BNB, Doge, and/or other blockchain-linked cryptocurrencies in accordance with our treasury strategy. Cryptocurrency is a highly volatile asset. Cryptocurrency does not pay interest, but if management determines to stake the cryptocurrency tokens in treasury, rewards can be earned on cryptocurrency. The ability to generate a return on investment from the net proceeds will depend on whether there is appreciation in the value of Ethereum, Bitcoin, BNB, Doge, and other blockchain-linked cryptocurrencies following our purchases of such cryptocurrency with the net proceeds from this offering by the Company and whether the Company is successful in pursuing other strategies to create income streams or otherwise generate funds using its cryptocurrency holdings. Future fluctuations in Ethereum’s, Bitcoin’s, BNB’s, Doge’s, and other blockchain-linked cryptocurrencies’ trading prices may result in our converting cryptocurrency purchased with the net proceeds of this offering into cash with a value substantially below the net proceeds from such an offering.

Significant holders or beneficial holders of our Common Stock may not be permitted to exercise their Warrants.

With the exception of the SPAC Warrants, the terms of the Warrants prohibit a holder (together with its affiliates) from exercising such warrant to the extent that immediately after giving effect to such exercise, the holder would own more than 4.99% of our outstanding Common Stock, provided that, at the election of the holder, such beneficial ownership limitation may be increased or decreased to a percentage not to exceed 9.99% of our outstanding Common Stock upon 61 days’ notice to us. As a result, if you hold a significant amount of our securities, you may not be able to exercise such warrant for shares of our Common Stock, in whole or in part, at a time when it would be financially beneficial for you to do so.

We may not have sufficient resources to repurchase the Warrants.

Under certain circumstances, in the event of a fundamental transaction, as described in the Warrants, with the exception of the SPAC Warrants and the Deposit Warrant, the respective holders thereof may each require us or our successor entity in such transaction to repurchase the remaining unexercised portion of such warrants for an amount of cash equal to the value of such warrant as determined in accordance with the Black Scholes option pricing model on the date of the fundamental transaction, if the fundamental transaction is within our control. Our or such successor entity’s ability to repurchase such warrants upon such an event will depend on our or such successor entity’s available cash resources at such time, which will also be subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase such warrants in the event of a fundamental transaction.

If we do not maintain a current and effective registration statement or resale registration statement registering the shares of Common Stock issuable upon exercise of the Warrants, with the exception of the Deposit Warrant, the respective holders will also be able to exercise such warrants on a “cashless basis.”

If a registration statement registering the shares of Common Stock issuable upon exercise of the February 2024 BDO Warrants, October 2024 Warrants, December 2024 RDO Common Warrants or Exchange Warrants, under the Securities Act is not effective or available at the time that holders wish to exercise such warrants, and if a resale registration statement registering the Resale Shares underlying such warrants, with the exception of the Deposit Warrant, under the Securities Act is also not effective or available at the time that holders wish to exercise such warrants, holders will be able to exercise the such warrants on a “cashless basis.” As a result, the number of shares of Common Stock that holders will receive upon exercise of such warrants will be fewer than it would have been had such holders exercised their warrants for cash.

We may not receive any additional funds upon the exercise of the Warrants.

Each of the Warrants, except the Deposit Warrant, may be exercised by way of a cashless exercise under certain circumstances, as permitted by the terms of such warrants, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the respective warrant. Accordingly, we may not receive any additional funds upon the exercise of the Warrants, except the Deposit Warrant, if such warrants are exercised on a cashless basis, or if such warrants are not exercised at all.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and results of operations.

As widely reported, global credit and financial markets have experienced volatility and disruptions in the past several years, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability, as well as the ongoing geopolitical conflicts in Ukraine, war in Iran and other conflicts and instability in the Middle East, instability in Venezuela, tensions between not only the U.S. and China, but also between the U.S. and other countries in the international community.

The ongoing conflict between Russia and Ukraine, war in Iran and other conflicts and instability in the Middle East and instability in Venezuela are causing disruptions to global economic conditions. It is not possible to predict the broader consequences of these ongoing conflicts. It is also not possible to predict with certainty these ongoing conflicts and additional adverse effects on existing U.S. macroeconomic conditions and financial markets, all of which could impact the business, financial condition, and results of operations of the Company as well as our ability to raise capital. There can be no assurances that further deterioration in credit and financial markets and confidence in economic conditions will not occur. In addition, the closure of any additional national or regional commercial banks could lead to further economic instability.

Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and price of our Common Stock, and could require us to delay or abandon clinical development plans.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus and the documents incorporate by reference into this prospectus relates to or is based on studies, publications, surveys, publicly available information, reports of governmental agencies and other data obtained from third-party sources and our own internal estimates and research. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. While we believe these third-party sources to be reliable as of the date of this prospectus or such document incorporated by reference, we have not independently verified the market and industry data contained in this prospectus and the documents incorporated by reference into this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus and the documents incorporated by reference into this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors” and under similar headings in the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All of the Resale Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts. We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. The Selling Securityholders will pay any underwriting discounts, selling commissions or transfer taxes incurred in disposing of the Shares and the expenses of any attorney or other advisor they decide to employ. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus. These may include, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent accountants and reasonable fees.

We will receive up to an aggregate of approximately $144.9 million from the exercise of the Warrants, assuming the exercise in full of the Warrants for cash and the conversion of the Tranche B Note, but will not receive any proceeds from the sale of the Resale Securities. The net proceeds from the conversion of the Tranche B Note consists of amounts that we would otherwise be obligated to repay to the holder thereof. If the price of our Common Stock falls or remains below the exercise price of the Warrants or conversion price of the Tranche B Note, as applicable, we believe the respective holders of such securities will be unlikely to cash exercise their warrants or convert the outstanding Tranche B Note, resulting in little or no cash proceeds to us. We expect to use any proceeds from the cash exercise of the Warrants for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, although we believe we can fund our operations with cash on hand. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any proceeds we receive from the cash exercise of the Warrants. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the proceeds as described above, we may invest such proceeds in interest-bearing instruments or use a significant portion of the net proceeds to purchase additional Bitcoin, Ethereum, BNB, Doge, and/or other blockchain-linked cryptocurrencies in accordance with our treasury strategy. Cryptocurrency is a highly volatile asset. Cryptocurrency does not pay interest, but if management determines to stake the cryptocurrency tokens in treasury, rewards can be earned on cryptocurrency. The ability to generate a return on investment from the net proceeds will depend on whether there is appreciation in the value of Ethereum, Bitcoin, BNB, Doge, and other blockchain-linked cryptocurrencies following our purchases of such cryptocurrency with the net proceeds from the cash exercise of any of our Warrants and whether the Company is successful in pursuing other strategies to create income streams or otherwise generate funds using its cryptocurrency holdings. Future fluctuations in Ethereum’s, Bitcoin’s, BNB’s, Doge’s, and other blockchain-linked cryptocurrencies’ trading prices may result in our converting cryptocurrency purchased with the net proceeds of this offering into cash with a value substantially below the net proceeds from such an offering. There is no assurance that the holders of the Warrants will elect to exercise any or all of such warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to an aggregate of 6,581,004 Resale Shares and 490,617 Private Warrants. Unless the context otherwise requires, as used in this prospectus, “Selling Securityholders” includes the Selling Securityholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge or other non-sale related transfer.

The Resale Securities to be offered by the Selling Securityholders pursuant to this prospectus were “restricted” securities under applicable federal and state securities laws upon initial issuance and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Resale Securities publicly. The registration of the resale of the Resale Securities does not require that any of the Resale Securities be offered or sold by the Selling Securityholders. The Selling Securityholders may also from time to time offer and sell all or a portion of their Resale Securities indicated below in privately negotiated transactions or, in the case of the Resale Shares, on the Nasdaq Capital Market or any other market on which our Common Stock may subsequently be listed or quoted.

The registered securities may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”. The Selling Securityholders and any agents or broker-dealers that participate with the Selling Securityholders in the distribution of the registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Securityholders after any sales made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Resale Securities being registered under the registration statement of which this prospectus forms a part. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding it securities in transactions exempt from registration under the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when required. Any prospectus supplement or amendments to the registration statement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Securityholders and the number of shares registered on its behalf.

This table is prepared based on information supplied to us by the Selling Securityholders, and reflects holdings as of April 30, 2026. The number of shares in the columns titled “Number of Shares of Common Stock Being Offered” and “Number of Warrants Being Offered” represents all of the securities being offered for resale by the Selling Securityholders under this prospectus. The Selling Securityholders may sell some, all, or none of the securities being offered for resale in this offering. We do not know how long the Selling Securityholders will hold the securities before selling them, and we are not aware of any existing arrangements between any Selling Securityholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the securities being offered for resale by this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of April 30, 2026 concerning the Resale Securities that may be offered from time to time by each Selling Securityholder with this prospectus. See “Plan of Distribution.” For the purposes of the following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. The beneficial ownership of Common Stock is based on 8,491,267 shares of such

Common Stock outstanding as of April 30, 2026. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the Selling Securityholders have sole or shared voting and investment power.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that each such Selling Securityholder beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, the Selling Securityholders are not broker-dealers or an affiliates of broker-dealers.

Name and Address of Selling Securityholder	Beneficial Ownership of Common Stock Prior to the Offering		SPAC Warrants Beneficially Owned Prior to the Offering	Number of		Beneficial Ownership of Common Stock After the Offering(1)		SPAC Warrants Beneficially Owned After the Offering(1)
	Number of Shares	Percent		Shares of Common Stock Being Offered	SPAC Warrants Being Offered	Number of Shares	Percent
Armistice Capital LLC(2)	435,074	4.99%	—	1,356,594	—	517,217	4.99%
Augustus Trading LLC(3)	31,744	*	—	31,744	—	—	—	—
BPY Limited(4)	243,000	2.78%	—	99,000	—	144,000	1.65%	—
David Dinkin(5)	60,820	*	—	28,399	—	32,421	—	—
Henry Ji(6)	445,889	4.99%	—	2,600,000	—	320,697	2.81%
Nomis Bay Ltd.(7)	432,000	4.84%	—	176,000	—	256,000	2.87%
Oramed Pharmaceuticals Inc.(8)	445,968	4.99%	—	100,000	—	451,220	4.99%
Stephen Ma(9)	446,874	4.99%	—	650,000	—	25,362	*
Sorrento Therapeutics, Inc.(10)	54,777	*	—	54,777	—	—	—
SCLX Stock Acquisition JV LLC(11)	1,499,281	16.69%	490,617	1,499,281	490,617	—	—	—
Wilson Drive Holdings LLC(12)	12,209	*	—	12,209	—	—	—

*	Less than one percent.
(1)

Assumes that the Selling Securityholders dispose of all of the Resale Securities covered by this prospectus and do not acquire beneficial ownership of any additional shares, but does not account for the primary offering registered hereby. The registration of the Resale Securities does not necessarily mean that the Selling Securityholders will sell all or any portion of the Resale Securities covered by this prospectus.

(2)

Comprised of 207,420 shares held directly and (a) 227,654 shares underlying certain warrants to purchase common stock prior to the Offering and (b) 309,797 shares underlying certain warrants to purchase common stock after the Offering, with such warrants subject to a 4.99% beneficial ownership limitation. As a result of the beneficial ownership limitation the selling securityholder may be offering more securities than are beneficially owned. The address of Armistice Capital LLC is 510 Madison Avenue, 7th Floor New York, NY 10022.

(3)

Comprised of 31,744 shares underlying certain warrants to purchase common stock, with such warrants subject to a 4.99% beneficial ownership limitation. The address of Augustus Trading LLC is 600 Lexington Ave, 32nd Floor, New York, NY 10022.

(4)

Comprised of 243,000 shares underlying certain warrants to purchase common stock, with such warrants subject to a 4.99% beneficial ownership limitation. The address of BPY Limited is 5 Reid Street, Hamilton, Bermuda, HM 11.

(5)

Comprised of 60,820 shares underlying certain warrants to purchase common stock, with such warrants subject to a 4.99% beneficial ownership limitation. The address of David Dinkins is 600 Lexington Avenue, 32nd Floor. New York, NY 10022.

(6)

Dr. Ji is our Chief Executive Officer, President and Executive Chairperson. Comprised of (i) 125,192 shares out of the 2,600,000 shares underlying the Deposit Warrant held by Dr. Ji subject to a 4.99% beneficial ownership limitation (only with respect to the beneficial ownership prior to the Offering), (ii) 301,327 shares subject to options exercisable within 60 days of April 30, 2026, (iii) an aggregate of 9,146 shares held through an entity owned by Dr. Ji, (iv) 1,713 shares held through an entity owned by BioVintage, Inc., (v) 161 shares held by Dr. Ji’s spouse and (vi) an aggregate of 8,350 shares held by family trusts for the benefit of Dr. Ji, his spouse and his children. As a result of the beneficial ownership limitation the selling securityholder may be offering more securities than are beneficially owned. The address of Dr. Ji is 960 San Antonio Road, Palo Alto, CA 94303.

(7)

Comprised of 432,000 shares underlying certain warrants to purchase common stock, with such warrants subject to a 4.99% beneficial ownership limitation. The address of Nomis Bay Ltd. is 5 Reid Street, Hamilton, Bermuda, HM 11.

(8)

Comprised of (a) 445,968 shares underlying certain warrants to purchase common stock and convertible notes prior to the Offering and (b) 451,220 shares underlying certain warrants to purchase common stock and convertible notes after the Offering, each subject to a 4.99% beneficial ownership limitation. The foregoing ownership information for Oramed is based on information supplied by Oramed in a statement on Schedule 13G/A filed with the SEC on February 13, 2026 that reports its sole voting power and sole dispositive power. The address of Oramed is 1185 Avenue of the Americas, Third Floor, New York, NY 10036.

(9)

Mr. Ma is our Chief Financial Officer, Chief Operating Officer, Senior Vice President and Secretary, and a member of our Board. Comprised of (i) 421,512 shares out of 650,000 shares underlying the Deposit Warrant held by Mr. Ma subject to a 4.99% beneficial ownership limitation (only with respect to the beneficial ownership prior to the Offering), (ii) 24,710 shares subject to options exercisable within 60 days of April 30, 2026 and (iii) 652 shares held directly. As a result of the beneficial ownership limitation the selling securityholder may be offering more securities than are beneficially owned. The address of Mr. Ma is 960 San Antonio Road, Palo Alto, CA 94303.

(10)

Represents 54,777 shares being held in abeyance for the benefit of certain holders of warrants to purchase shares of common stock of Sorrento who may be entitled to receive shares of Common Stock pursuant to the terms of the applicable warrants as a result of the previously declared dividend of shares of Common Stock by Sorrento. The address of Sorrento Therapeutics, Inc. is 4955 Directors Place, San Diego, CA 92121.

(11)

Comprised of 1,485,263 shares held directly and 14,018 shares underlying certain warrants to purchase common stock. The address of SCLX Stock Acquisition JV LLC is 960 San Antonio Road, Palo Alto, CA 94303.

(12)

Comprised of 12,209 shares underlying certain warrants to purchase common stock, with such warrants subject to a 4.99% beneficial ownership limitation. The address of Wilson Drive Holdings LLC is 600 Lexington Avenue, 32nd Floor, New York, New York 10022.

Certain Relationships Between the Company and Selling Securityholders

Henry Ji and Stephen Ma, Deposit Warrant Holders

On June 11, 2024, we entered into that certain Commitment Letter with FSF, pursuant to which FSF committed to provide us a loan in the aggregate amount of $100 million (the “Commitment Amount”). The Commitment Amount was to be payable as follows: (i) $85 million no later than the date that is 70 days following the date on which we receive a non-refundable deposit (the “FSF Deposit”) in immediately available funds in the aggregate principal amount of $10 million (the “Outside Date” and the funding of the initial $85 million, the “Initial Closing”) and (ii) the remaining $15 million within 60 days following the Initial Closing. Pursuant to the Commitment Letter, FSF provided us the non-refundable FSF Deposit in immediately available funds in the aggregate principal amount of $10 million on June 18, 2024 (the “Deposit Date”), which amount was to be creditable towards the $85 million required to be funded by FSF at the Initial Closing. On the Deposit Date, we issued to FSF the Deposit Warrant to purchase up to an aggregate of 3,250,000 shares of Common Stock (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction), with an exercise price of $1.20 per share. Subject to certain ownership limitations, the Deposit Warrant was immediately exercisable upon issuance and will expire five years from the date of issuance.

In connection with the transactions contemplated by the Commitment Letter, we also entered into a letter agreement with FSF and FSF’s strategic consultant, IVI 66766 LLC (“IVI”), dated July 16, 2024, pursuant to which we agreed to reimburse the actual, reasonable and documented consulting fees incurred by FSF in connection with the preparation, negotiation and execution of the Commitment Letter and the definitive documents with respect to the transactions contemplated thereby, which fees were satisfied in full by us issuing to IVI a warrant to purchase up to an aggregate of 250,000 shares of Common Stock (the “Fee Warrant”) on July 16, 2024, with an exercise price of $1.20 per share. Subject to certain ownership limitations, the Fee Warrant was immediately exercisable upon issuance.

On September 17, 2024, we entered into the Satisfaction Agreement with FSF and Endeavor, pursuant to which the remaining obligations in respect of the FSF Deposit would be fully satisfied by our delivery of 28,000 cartons of ZTlido to Endeavor (the “Additional Product”), which delivery was to occur no later than December 31, 2024. Upon satisfaction of such remaining obligations, the Commitment Letter was to be terminated and of no further force or effect and neither FSF nor we shall have any further liability or obligations thereunder. In consideration of Endeavor assuming our payment obligation in respect of the FSF Deposit, Endeavor will not be responsible for making any payment to us for (i) the product already delivered as of the date of such agreement in an amount of approximately $13.2 million and (ii) the Additional Product. In November 2024, we delivered the Additional Product to Endeavor and fully satisfied the remaining obligations in respect of the FSF Deposit.

On April 16, 2026, FSF transferred the Deposit Warrant to Henry Ji, our Chief Executive Officer and President, in exchange for a payment of $500,000.

Subsequently on April 17, 2026, Henry Ji transferred a portion of the Deposit Warrant representing 20% of the shares underlying such Deposit Warrant, to Stephen Ma, our Chief Financial Officer and Chief Operating Officer, in exchange for a payment of $100,000.

Oramed

For information regarding transactions between us and Oramed Pharmaceuticals Inc., see “Certain Relationships and Related Party Transactions” in our definitive proxy statement on Schedule 14A, as filed with the SEC on April 30, 2026.

Sorrento

For information regarding transactions between us and Sorrento Therapeutics, Inc., see “Certain Relationships and Related Party Transactions” in our definitive proxy statement on Schedule 14A, as filed with the SEC on April 30, 2026.

Except for the relationships disclosed above and in the footnotes to the Selling Securityholders table, we do not believe that we have had a material relationship with any of the Selling Securityholders within the last three years.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 2,083,067 shares of our Common Stock that are issuable upon exercise of the 2024 Warrants, SPAC Warrants and Exchange Warrants. We will receive proceeds from the 2024 Warrants, SPAC Warrants and Exchange Warrants exercised in the event that such warrants are exercised for cash.

A holder of 2024 Warrants, SPAC Warrants, or Exchange Warrants may exercise such warrants in accordance with their respective terms on or before the expiration date set forth in such warrant by surrendering the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the terms of such warrant. The Tranche B Notes may be converted into shares of Common Stock from time to time in accordance with their terms at a current conversion price of $36.40 per share.

The offering by us of shares of our Common Stock issuable upon exercise or conversion, as applicable, of the above-referenced warrants and notes will terminate on the date that all shares of our Common Stock offered by this prospectus have been issued upon exercise or conversion, as applicable, of the 2024 Warrants, SPAC Warrants, Exchange Warrants and Tranche B Notes, or such securities are otherwise no longer outstanding.

We are also registering the offer and sale from time to time by the Selling Securityholders of up to an aggregate of 6,581,004 Resale Shares and 490,617 Private Warrants.

We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus, except with respect to amounts received by us upon the exercise of the Deposit Warrant, Private Warrants, September 2025 Warrants, November 2025 Warrants and February 2026 Warrant for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus.

The shares of Common Stock and the Private Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares and warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange on which the shares are listed or admitted to trading;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable laws.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Common Stock or Private Warrants, such Selling Securityholder may transfer shares of Common Stock or Private Warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required, the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the Resale Shares and Private Warrants or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Our Common Stock and SPAC Warrants are currently listed on the Nasdaq Capital Market under the symbol “SCLX” and “SCLXW,” respectively.

DESCRIPTION OF OUR SECURITIES

General

The following description summarizes the most important terms of our securities. The following summary does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws, the Series A Certificate of Designations, and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached as exhibits to the registration statement of which this prospectus forms a part. The stockholders are encouraged to read the applicable provisions of the DGCL, the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of (i) 740,000,000 shares of Common Stock and (ii) 45,000,000 shares of Preferred Stock, of which 29,057,097 shares have been designated as Series A Preferred Stock. As of April 30, 2026, there are 8,491,267 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of the Common Stock.

Dividend Rights

The holders of Common Stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by the Board upon the shares of our capital stock, which dividends may be paid either in cash, in property or in shares of our capital stock, subject to preferences that may be applicable to preferred stock, if any, then outstanding. Subject to applicable law and the Certificate of Incorporation, our Board will have full power to determine whether any dividends shall be declared and paid to stockholders.

Voting Rights

Each holder of our Common Stock will be entitled to one vote for each share of our Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except for any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of our Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation or the DGCL. Any action or matter presented to the stockholders at a duly called or convened meeting, at which a quorum is present, is decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon, except that our directors will be elected by a plurality of the votes cast.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our Preferred Stock, if any, then outstanding.

No Preemptive or Similar Rights

Our Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Non-Assessable

The outstanding shares of our Common Stock are fully paid and non-assessable.

Our Preferred Stock

The Certificate of Incorporation authorizes our Board, subject to limitations prescribed by Delaware law, to issue up to 45,000,000 shares of preferred stock in one or more series, to determine and fix from time to time the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights, in each case without further vote or action by our stockholders. The number of authorized shares of our Common Stock and our Preferred Stock may be increased or decreased (but not below the number of the shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of our outstanding stock entitled to vote thereon.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

We filed the Series A Certificate of Designations, which designated 29,057,097 shares of our preferred stock as “Series A Preferred Stock”, all of which are issued and outstanding as of April 30, 2026.

Series A Preferred Stock

Number and Designation

As of April 30, 2026, 29,057,097 shares of the Series A Preferred Stock are held by SCLX JV, which shares were repurchased from Sorrento pursuant to the terms of the Sorrento SPA and represent all of the shares of Series A Preferred Stock that were previously owned by Sorrento. The shares of Series A Preferred Stock have all of the rights, preferences and privileges set forth in the Series A Certificate of Designations for such series of preferred stock as more fully described below.

Rank

The Series A Preferred Stock shall rank (i) senior to all Junior Securities; and (ii) on parity with all Parity Securities.

Dividend Rights

Holders of the Series A Preferred Stock shall not be entitled to dividends unless we pay dividends to holders of the Common Stock and shall be entitled to receive, when, as and if declared by our Board, such dividends (whether in cash or other property) as are paid to holders of our Common Stock to the same extent as if such holders of Series A Preferred Stock had been deemed to convert their shares of Series A Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of the Common Stock.

Liquidation Preference

In the event of a change of control, liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any payment or distribution of our property or assets (whether capital or surplus)

shall be made to or set apart for the holders of Junior Securities, the holders of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the sum of $10.00 (which amount shall be appropriately adjusted in the event of any stock split, stock combination or other similar recapitalization of the Series A Preferred Stock) and all accrued and unpaid dividends and (ii) the amount such share of Series A Preferred Stock would be entitled to receive pursuant to the change of control, liquidation, dissolution or winding-up of the Company assuming that such share had been converted into shares of Common Stock in a Deemed Conversion (as defined below).

Conversion and Redemption Rights

The shares of Series A Preferred Stock will not be convertible into Common Stock or any of our other securities and will not be redeemable by the Company; provided, however, a number of the rights, preferences and privileges of the Series A Preferred Stock set forth in the Series A Certificate of Designations will be determined based on an as-converted-to-Common Stock basis or otherwise assume that the shares of Series A Preferred Stock are converted into shares of Common Stock. Accordingly, the number of shares of Common Stock that each share of Series A Preferred Stock is deemed to be (or otherwise being treated as) converted into for the purpose of affecting the various rights, preferences and privileges of the Series A Preferred Stock set forth in the Series A Certificate of Designation (a “Deemed Conversion”), whether in connection with a change of control or otherwise, shall be equal to the result obtained by dividing (i) stated value by (ii) $10.00 (subject to anti-dilution adjustments).

Voting and Other Preferred Rights

Except as otherwise required by law or as set forth in the Series A Certificate of Designations, the holders of shares of Series A Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of Series A Preferred Stock will be entitled to one vote for each share of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to a Deemed Conversion on the record date for the determination of the stockholders entitled to vote.

As long as any shares of Series A Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock (a) change the Series A Preferred Stock (whether by merger, consolidation, reclassification or otherwise) into cash, securities or other property except in accordance with the terms of the Series A Certificate of Designations; (b) create, authorize or issue any Parity Security or other equity security the terms of which provide that it ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company, or increase the authorized amount of any such other class or series; or (c) amend the Certificate of Incorporation or the Series A Certificate of Designations in any manner that adversely affects the holders of Series A Preferred Stock.

Registration Rights

Pursuant to the November 2022 Registration Rights Agreement, certain of our stockholders are able to demand that we register their registrable securities under certain circumstances and each also have piggyback registration rights for these securities. In addition, we are required to file and maintain an effective registration statement under the Securities Act covering the resale of all such registrable securities. We have filed a registration statement on Form S-1 (File No. 333-268603) which was initially declared effective by the SEC on December 27, 2022, in order to satisfy these obligations. The registration of these securities will enable the public sale of such securities, subject to certain contractual restrictions imposed by the November 2022 Registration Rights Agreement and the Merger Agreement. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of our securities.

Anti-Takeover Matters in our Governing Documents and Under Delaware Law

Certain provisions of Delaware law, along with the Certificate of Incorporation and the Bylaws, all of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our Board. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire the Company, which could deprive our stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our Common Stock and our Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Impact of the Equity Repurchase Transaction on Provisions Related to a Sorrento Trigger Event

Certain provisions of our Certificate of Incorporation related to the number of authorized directors, filling vacancies on the Board, removal of directors, stockholder actions by written consent, calling of special meetings of our stockholders, our election to not be governed by Section 203 of the DGCL and amendments to our Certificate of Incorporation and our Bylaws lapse upon or are triggered at the time of the Sorrento Trigger Event. Upon the closing of the equity repurchase transaction pursuant to the Sorrento SPA in which we purchased from Sorrento (i) 1,716,245 shares of Common Stock, (ii) 29,057,097 shares of Series A Preferred Stock, and (iii) warrants exercisable for 128,304 shares of Common Stock, each with an exercise price of $402.50 per whole share (the “Equity Repurchase Transaction”), a Sorrento Trigger Event occurred. The disclosures below related to the foregoing provisions are based on the occurrence of such event.

Classified Board of Directors

The Certificate of Incorporation provides that our Board is divided into three classes, with the classes as nearly equal in number as practical and each class serving three-year staggered terms. The directors in each class serve for a three-year term, with one class being elected each year by the stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

The Certificate of Incorporation also provides that the total number of directors shall be determined from time to time exclusively by our Board.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that, except as otherwise required by law or the Certificate of Incorporation, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, in each case subject to the rights of holders of any series of Preferred Stock.

In addition, the Certificate of Incorporation provides that, except as otherwise provided therein or by law, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in our Board, shall be filled only by a majority of the directors then in office, although less than a quorum, and shall not be filled by our stockholders, in each case subject to the rights of the holders of any series of Preferred Stock.

These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, changes in control of the Company or changes in our management.

Delaware Anti-Takeover Law

The Certificate of Incorporation provides that we are governed by Section 203 of the DGCL.

Section 203 of the DGCL prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The Certificate of Incorporation provides that the restrictions on business combination of Section 203 of the DGCL will not apply to Sorrento or its current or future Affiliates regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of our capital stock entitled to vote generally in the election of directors beneficially owned by them.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may only be called by order of the Chairperson of our Board, our Board or the Chief Executive Officer, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management.

Director Nominations and Stockholder Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information.

Generally, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow any previously scheduled meeting of our stockholders to be postponed, adjourned or canceled by resolution of our Board. In addition, the Bylaws allow the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of that meeting that may have the effect of precluding the conduct of certain business at that meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and the terms of the Certificate of Incorporation, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the following provisions of the Certificate of Incorporation: Article V (Board of Directors), Article VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), Article VII (Limitation of Liability), Article VIII (Corporate Opportunities and Competition), Article IX (Exclusive Forum), Article X (Section 203 of the DGCL) and Article XI (Amendment of Certificate of Incorporation and Bylaws), and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

The Certificate of Incorporation and the Bylaws provide that our Board is authorized to make, alter and repeal the Bylaws, without the consent or vote of the stockholders, by an approval of a majority of the total authorized number of directors. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the Bylaws.

The provisions of the DGCL, the Certificate of Incorporation and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of

Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL or of the Certificate of Incorporation or the Bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, (v) any action or proceeding asserting a claim against us or any of our current or former directors, officers, employees or stockholders as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. The foregoing exclusive forum provisions will not apply to claims arising under the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

In addition, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action. We may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	with respect to any officer, any action by or in the right of the corporation.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws provide that we shall indemnify any Covered Person and who is or was a party to, is threatened to be made a party to, or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director or officer of the Company or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at our request), in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid in settlement consented to in writing by us) and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith, subject to certain conditions. In addition, the Bylaws provide that we may, to the fullest extent permitted by law, (i) advance costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding in advance of the final disposition of such proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was a director, officer, employee or agent of the Company or is or was a director, officer, employee or agent of the Company serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL or the provisions of the Bylaws.

We have entered into indemnification agreements with each of our directors, executive officers and certain other employees as determined by our Board. These agreements, among other things, require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. Our Board believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The above description of the indemnification provisions of the Certificate of Incorporation, the Bylaws and the indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation provides that, to the fullest extent permitted by law, no Identified Person (as defined therein) will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates or (ii) otherwise investing in or providing services to any person that is engaged in the same or similar business activities as we or our affiliates are or competes with us or our affiliates. In addition, to the fullest extent permitted by law, no Identified Person will have any obligation to offer to us or our subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates. Subject to the preceding sentences and to the fullest extent permitted by applicable law, neither we nor any of our subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and we waive and renounce any interest or expectancy therein, except with respect to opportunities offered solely and expressly to our officers in their capacity as such.

Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. However, appraisal rights are not available in all circumstances.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our capital stock at the time of the transaction to which the action relates.

SPAC Warrants

As of April 30, 2026, there are 6,958,204 SPAC Warrants outstanding, which are currently exercisable for an aggregate of up to 198,807 shares of Common Stock. The “SPAC Warrants” include (i) 5,555,249 Public Warrants and (ii) 1,402,955 Private Warrants.

Public Warrants

Each Public Warrant entitles the registered holder thereof to purchase 1/35th of a share of our Common Stock at a price of $402.50 per whole share, subject to adjustment as described in the Warrant Agreement. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. We may, in our sole discretion, lower the warrant exercise price at any time prior to the expiration date for a period of not less than 20 business days and any such reduction will be applied consistently to all of the warrants, provided that we will provide at least 20 days’ prior written notice to registered holders of the warrants.

However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of the Scilex Business Combination, warrantholders may, from the 91st day after the consummation of the Scilex Business Combination until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire five years from the consummation of the Scilex Business Combination (i.e., November 10, 2027) at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

We may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder,

•

if, and only if, the closing price of the Common Stock equals or exceeds $630.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given, and

•

if, and only if, there is an effective registration statement covering the Common Stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption.

We may not exercise such redemption right if the issuance of the Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing per share price of our Common Stock and the warrant exercise price so that if the per share price of our Common Stock declines as a result of our redemption call, the redemption will not cause the per share price of our Common Stock to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders of warrants to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 150 warrants to purchase 150 shares of our Common Stock and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares of our Common Stock without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Requiring a cashless exercise in this manner will reduce the number of shares of our Common Stock to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to use if we do not need the cash from the exercise of the Public Warrants.

The warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the registered holders of a majority of the then-outstanding warrants (including the Private Warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of (i) a stock dividend or split up, (ii) a consolidation, combination, reverse stock split or reclassification of the Common Stock, (iii) extraordinary dividend or (iv) reclassification or reorganization of the outstanding Common Stock or a merger or consolidation of us with or into another corporation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below the par value per share issuable upon exercise of the warrants. Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, the warrant exercise price will be adjusted by multiplying such warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check or bank draft payable to the order of the warrant agent or wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless the shares of Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrantholders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrantholder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 9.8% of the Common Stock outstanding immediately after giving effect to such exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Private Warrants

The Private Warrants are identical to the Public Warrants except that such Private Warrants are exercisable for cash (even if a registration statement covering the issuance of the Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

The foregoing summary of the terms and conditions of the SPAC Warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the specimen warrant certificate and the Warrant Agreement that are filed as an exhibit to the registration statement of which this prospectus forms a part.

Penny Warrants

In connection with the closing of the transactions contemplated by the Scilex-Oramed SPA, we issued the warrants, having an exercise price of $0.01 per share (the “Penny Warrants”), subject to adjustment as provided therein, to Oramed. Of the 13,000,000 Penny Warrants initially issued to Oramed, warrants to purchase 6,500,000 shares of Common Stock have been exercised and warrants to purchase 6,500,000 shares of Common Stock have been repurchased by the Company pursuant to that certain Option Agreement, dated as of July 22, 2025 between the Company and Oramed. Pursuant to such repurchase, the Penny Warrants were returned to treasury and are considered ‘control’ securities.

The exercise price of the Penny Warrants is $0.01 per share, subject to adjustment as provided therein. The exercise price and number of shares of Common Stock issuable upon the exercise of the Penny Warrants will be subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar transaction, as described in the Penny Warrants; provided that there shall not be any adjustment to the exercise price of the Penny Warrants in the event we combine (by combination, reverse stock split or otherwise) our Common Stock into a smaller number of shares. Accordingly, there was no adjustment made in connection with the Reverse Stock Split. The Penny Warrants may be exercised by means of a “cashless exercise.”

February 2024 BDO Warrants

On February 29, 2024, we entered into the February 2024 BDO Underwriting Agreement, pursuant to which we sold, in an underwritten offering, (i) the February 2024 BDO Firm Warrants to purchase up to 108,686 shares of Common Stock, issued to certain investors, with an exercise price of $59.50 per share and (ii) the February 2024 BDO Representative Warrants to purchase up to 13,446 shares of Common Stock, issued to StockBlock and Rodman & Renshaw LLC, as the representatives of the underwriters named therein, with an exercise price of $74.38 per share. As of April 30, 2026, there were 122,132 February 2024 BDO Warrants that remain outstanding.

Subject to certain ownership limitations, the February 2024 BDO Firm Warrants are exercisable immediately from the date of issuance and expire on the five-year anniversary of the date of issuance. The exercise price of the February 2024 BDO Firm Warrants is subject to certain adjustments, including (but not limited to) for stock dividends, stock splits, combinations and reclassifications of Common Stock.

A holder (together with its affiliates) may not exercise any portion of the February 2024 BDO Firm Warrants to the extent that the holder would own more than 4.99% of the Common Stock outstanding immediately after exercise (the “February 2024 BDO Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease the February 2024 BDO Beneficial Ownership Limitation in accordance with the terms of the February 2024 BDO Firm Warrants, provided that it does not exceed 9.99%.

The February 2024 BDO Representative Warrants are exercisable immediately from the date of issuance and have the same terms as the February 2024 BDO Firm Warrants described above, except that the exercise price of the February 2024 BDO Representative Warrants is $74.38 per share.

The foregoing summaries of the terms and conditions of the February 2024 BDO Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the forms of February 2024 BDO Warrants that are filed as an exhibit to the registration statement of which this prospectus forms a part.

April 2024 RDO Warrants

On April 23, 2024, we entered into the April 2024 RDO Purchase Agreement, pursuant to which we sold, in a registered direct offering, (i) the April 2024 RDO Common Warrants to purchase up to 428,572 shares of Common Stock, issued to the investor, with an exercise price of $38.50 per share and (ii) the April 2024 RDO

Placement Agent Warrants to purchase up to 34,286 shares of Common Stock, issued to the Placement Agents, as the exclusive placement agents in connection with the offering, with an exercise price of $43.75 per share. As of April 30, 2026, 34,286 April 2024 RDO Placement Agent Warrants remain outstanding and no April 2024 RDO Common Warrants remain outstanding.

Subject to certain ownership limitations, the April 2024 RDO Common Warrants are exercisable on the six-month anniversary from the date of issuance and expire on the five-year anniversary of the date of issuance. The exercise price of the April 2024 RDO Common Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Common Stock.

A holder (together with its affiliates) may not exercise any portion of the April 2024 RDO Common Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Common Stock outstanding immediately after exercise (the “April 2024 RDO Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease the April 2024 RDO Beneficial Ownership Limitation in accordance with the terms of the April 2024 RDO Common Warrant, provided that it does not exceed 9.99%.

The April 2024 RDO Placement Agent Warrants are exercisable on the six-month anniversary of the date of issuance, expire five years from the commencement of sales in the offering and are substantially in the form of the April 2024 RDO Common Warrants described above, except that the exercise price of the April 2024 RDO Placement Agent Warrants is $43.75 per share.

The foregoing summaries of the terms and conditions of the April 2024 RDO Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the forms of April 2024 RDO Warrants that are filed as an exhibit to the registration statement of which this prospectus forms a part.

Deposit Warrant

In connection with the transactions contemplated by the Commitment Letter, we originally issued to FSF the Deposit Warrant to purchase up to an aggregate of 3,250,000 shares of Common Stock. On April 16, 2026, FSF transferred the Deposit Warrant to Henry Ji, our Chief Executive Officer and President, in exchange for a payment of $500,000. Subsequently on April 17, 2026, Henry Ji transferred a portion of the Deposit Warrant representing 20% of the shares underlying such Deposit Warrant, to Stephen Ma, our Chief Financial Officer and Chief Operating Officer, in exchange for a payment of $100,000. As of April 30, 2026, the full amount of the Deposit Warrant remains outstanding.

The Deposit Warrant is exercisable immediately from the date of issuance and expires on the fifth anniversary of such date. The exercise price of the Deposit Warrant is $1.20 per share, subject to adjustment as provided therein. The exercise price and number of shares of Common Stock issuable upon the exercise of the Deposit Warrant are subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar transaction, as described in the Deposit Warrant; provided that there shall not be any adjustment to the exercise price of the Deposit Warrant in the event we combine (by combination, reverse stock split or otherwise) the Common Stock into a smaller number of shares.

The foregoing summary of the terms and conditions of the Deposit Warrant does not purport to be complete and is qualified in its entirety by reference to the copy of the form of Deposit Warrant that is filed as an exhibit to the registration statement of which this prospectus forms a part.

October 2024 Warrants

On October 7, 2024, we entered into the Tranche B Securities Purchase Agreement with the Tranche B Noteholders, pursuant to which we sold, in a registered offering, (i) the October 2024 Noteholder Warrants to purchase up to 214,284 shares of Common Stock, issued to the Tranche B Noteholders, with a current exercise price of $36.40 per share and (ii) the October 2024 Placement Agent Warrants to purchase up to 104,848 shares of Common Stock, issued to the Placement Agents, with a current exercise price of $36.40 per share (together, the “October 2024 Warrants”). As of April 30, 2026, there were 211,990 October 2024 Warrants that remain outstanding.

The October 2024 Noteholder Warrants are exercisable immediately from the date of issuance and expire five years from the issuance date. The exercise price of the October 2024 Noteholder Warrants is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event, and is also subject to full-ratchet adjustment (down to the Exercise Price Floor) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The exercise price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, with such price currently being $36.40 pursuant to the reverse stock split effected in April 2025, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the October 2024 Noteholder Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with Nasdaq listing rules. We are under no obligation to seek or obtain such shareholder approval.

A holder shall not have the right to exercise any portion of a October 2024 Noteholder Warrant to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99% (the “October 2024 Beneficial Ownership Limitation”) of shares of Common Stock outstanding immediately after giving effect to such exercise. The October 2024 Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The October 2024 Placement Agent Warrants have the same terms as the October 2024 Noteholder Warrants described above, except that the Placement Agents have agreed not to exercise the October 2024 Placement Agent Warrants for a period of 180 days following the date of issuance.

The foregoing summaries of the terms and conditions of the October 2024 Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the forms of October 2024 Warrants that are filed as an exhibit to the registration statement of which this prospectus forms a part.

A portion of the October 2024 Warrants (also referred to elsewhere in this prospectus as the “Tranche B Warrants”) were exchanged for the Exchange Warrants. See the section titled “Description of Exchange Warrants” for more detailed information about the Exchange Warrants.

Tranche B Notes

Pursuant to the Tranche B Securities Purchase Agreement, we issued to the Tranche B Noteholders the Tranche B Notes in the aggregate principal amount of $50,000,000, which notes are convertible into shares of Common Stock. As of April 30, 2026, we had Tranche B Notes in the aggregate principal amount of $12,000,000 that remain outstanding, which notes are convertible as of such date into 347,082 shares of Common Stock at the Conversion Price.

The aggregate purchase price for the Tranche B Notes and the related warrants (described above) is $45,000,000. The Tranche B Notes have an original issue discount of 10.0%. We received in exchange for the issuance of the Tranche B Notes to the Tranche B Investors an aggregate amount in cash equal to $22,500,000, excluding fees and expenses. We received from Oramed in consideration for the Tranche B Notes issued to Oramed an exchange and reduction of the principal balance under the Oramed Note of an equivalent amount. The Tranche B Notes bear interest at a rate of 5.5% per annum, payable in arrears on the first trading day of each calendar quarter, beginning January 2, 2025, payable, at our option, either in cash or in shares of Common Stock, subject to certain conditions.

Unless earlier converted or redeemed, the Tranche B Notes will mature on the two-year anniversary of the issuance date, subject to extension at the option of the holder in certain circumstances as provided in the Tranche B Notes. All amounts due under the Tranche B Notes are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holder into shares of our Common Stock at the Conversion Price, subject to adjustment as described in the Tranche B Notes. The Tranche B Notes are our senior secured obligation (alongside and in certain circumstances described herein subordinate to, the Oramed Note) and rank senior to the right to payment of the holders of our unsecured debt, except as described herein.

At any time after issuance, all amounts due under the Tranche B Notes are convertible, in whole or in part, at the holder’s option, into Common Stock at the Conversion Price, which is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and (ii) full-ratchet adjustment (down to the Conversion Price Floor) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect. The Conversion Price cannot be lower than the Conversion Price Floor unless shareholder approval is obtained to allow the Tranche B Notes to convert at a price lower than the Conversion Price Floor in accordance with Nasdaq listing rules. We are under no obligation to seek or obtain such shareholder approval.

The Tranche B Notes held by an individual holder may not be converted into shares of Common Stock to the extent such conversion would result in holder (together with certain related parties of holder) would beneficially own in excess of the Maximum Percentage of shares of the Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage with respect to a holder and certain related parties may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

We have the right (assuming no failure of certain specific conditions relating to our equity) to redeem in cash all, but not less than all, the amount then outstanding under the Tranche B Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Tranche B Notes to be redeemed, and (ii) the equity value of Common Stock underlying such Tranche B Notes. We have a mandatory obligation to redeem the Tranche B Notes upon an event of default bankruptcy.

The Tranche B Notes are subject to redemption by us at the election of a holder in certain circumstances as more fully described therein, including, among other events, a change of control of the Company, a subsequent placement of certain securities of the Company, and asset sales by the Company.

The Tranche B Notes contain affirmative and negative covenants binding on the Company and its subsidiaries which restrict, among other things, the Company and its subsidiaries from incurring indebtedness or liens, redeeming securities, repaying certain indebtedness or declaring or paying any cash dividend or distribution, selling or disposing of any assets or rights of the Company and its subsidiaries, entering into or being a party to any transactions with any affiliates, incurring or guaranteeing any indebtedness or permitting the acceleration of any indebtedness, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Oramed Note. In addition, at the request of the holder, not more frequently than once per fiscal year, we shall hire an independent, reputable investment bank to investigate whether any breach of the Tranche B Notes has occurred if an event constituting an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

The Tranche B Notes contain certain customary events of default, including, without limitation a cross-default to other specified indebtedness or any other indebtedness involving an obligation of $5,000,000 or more. The interest rate of the Tranche B Notes will automatically increase to the Default Rate upon the occurrence and continuance of an event of default. We are also required to pay a late charge of 15.0% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

The Tranche B Notes prohibit us from entering into specified fundamental transactions unless the successor entity assumes all of our obligations under the Tranche B Notes under a written agreement approved by the required holders of the Tranche B Notes before the transaction is completed. Upon consummation of specified fundamental transactions, the successor entity must confirm that upon conversion or redemption of the Tranche B Notes thereafter, shares of the successor entity will be issuable upon such conversion or redemption. As noted above, the holders of the Tranche B Notes have certain redemption rights upon a fundamental transaction constituting a change of control.

In connection with any amortization, certain redemptions or other repayment of the Tranche B Notes, we shall also pay an amount equal to the amount of additional interest that would accrue under such Tranche B Notes at the interest rate then in effect assuming that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the maturity date of such Tranche B Notes.

The foregoing summaries of the terms and conditions of the Tranche B Notes do not purport to be complete and are qualified in their entirety by reference to the copies of the forms of Tranche B Notes that are filed as an exhibit to the registration statement of which this prospectus forms a part.

December 2024 Warrants

On December 11, 2024, we entered into the December 2024 RDO Purchase Agreement, pursuant to which we sold, in a registered direct offering, (i) an aggregate of 753,009 shares of Common Stock, (ii) the December 2024 RDO Pre-Funded Warrants to purchase up to 68,604 shares of Common Stock, with an exercise price of $22.72 per share, (iii) the December 2024 RDO Common Warrants to purchase up to 1,642,871 shares of Common Stock, issued to the investors, with an exercise price of $22.72 per share, and (iv) the StockBlock Warrants to purchase up to 131,472 shares of Common Stock, issued to StockBlock, with an exercise price of $25.81 per share (together with the December 2024 RDO Common Warrants, the “December 2024 Warrants”).

As of April 30, 2026, there were 668,770 December 2024 Warrants that remain outstanding. All of the December 2024 RDO Pre-Funded Warrants have been exercised.

The December 2024 RDO Common Warrants, subject to certain ownership limitations, become exercisable on the six month anniversary of the date of issuance and one half of the December 2024 RDO Common Warrants have a term that expires five years from the date of issuance and the remaining one-half of such December 2024 RDO Common Warrants have a term that expires two and one-half years from the date of issuance.

The StockBlock Warrants are exercisable on the six-month anniversary of the date of issuance and one half of the StockBlock Warrants have a term that expires five years from the commencement of sales in the offering and the remaining one-half of such StockBlock Warrants have a term that expires on the date that is two and one-half years from the date of issuance.

The exercise price of the December 2024 Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Common Stock. A holder (together with its affiliates) may not exercise any portion of the December 2024 Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the outstanding shares of Common Stock immediately after exercise (the “December 2024 RDO Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease the December 2024 RDO Beneficial Ownership Limitation in accordance with the terms of the December 2024 RDO Warrant, provided that it does not exceed 9.99%.

The foregoing summaries of the terms and conditions of the December 2024 Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the forms of December 2024 Warrants that are filed as an exhibit to the registration statement of which this prospectus forms a part.

Exchange Warrants

On July 22, 2025, the Company entered into Warrant Exchange Agreements with each Tranche B Investor (copies of which are filed as an exhibit to the registration statement of which this prospectus forms a part) pursuant to which, at the closing of the transactions contemplated thereby and in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, the Tranche B Investors surrendered their October 2024 Warrants, then exercisable for an aggregate of 107,142 shares of Common Stock, in exchange for the Exchange Warrants exercisable for an aggregate amount of 500,000 shares of Common Stock. The Exchange Warrants were issued on July 28, 2025 and were exercisable immediately upon issuance, having an exercise price of $40.00 per share (subject to adjustment as described below). As of April 30, 2026, Exchange Warrants exercisable for an aggregate of 500,000 shares of Common Stock remain outstanding.

The terms of the Exchange Warrants are generally identical to the terms of the October 2024 Warrants, other than with respect to the number of shares issuable upon exercise thereof and the Exercise Price and certain other matters. The Exercise Price of the Exchange Warrants is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The Exchange Warrants also permit a voluntary adjustment to the Exercise Price, subject to certain conditions set forth therein, including compliance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) and having obtained the prior written consent of the required holders as described therein. The Exercise Price cannot be lower than $36.40 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the Exchange Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with the listing rules of Nasdaq. The Company is under no obligation to seek or obtain such shareholder approval.

A holder of an Exchange Warrant shall not have the right to exercise any portion of an Exchange Warrant to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99% (the “Exchange Warrants Maximum Percentage”) of shares of Common Stock outstanding immediately after giving effect to such exercise. The Exchange Warrants Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The Exchange Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of the Company’s obligations under the Exchange Warrants under a written agreement before the transaction is completed. Upon specified corporate events, an Exchange Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Exchange Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, holders of Exchange Warrants will have the right to force the Company to repurchase such holder’s Exchange Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Exchange Warrants, of the then unexercised portion of the Exchange Warrant.

The foregoing summary of the terms and conditions of the Exchange Warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the form of Exchange Warrant that is filed as an exhibit to the registration statement of which this prospectus forms a part.

September 2025 Warrants

On September 30, 2025, we entered into Warrant Exercise Agreements with the September 2025 Warrant Holders. Pursuant to the Warrant Exercise Agreement, the September 2025 Warrant Holders exercised in full their respective December 2024 RDO Common Warrants originally issued to the September 2025 Warrant

Holders pursuant to the December 2024 RDO Purchase Agreement for an aggregate of 179,236 shares of Common Stock and deferred, for a deferral fee of $7.72 per share being exercised, their right to receive an amortization payment scheduled to be paid by the Company on October 1, 2025 as set forth in the amortization schedule included in Tranche B Note issued to, among others, each September 2025 Warrant Holder in exchange for the Company’s agreement to issue the September 2025 Warrants. As of April 30, 2026, there are September 2025 Warrants exercisable for an aggregate of 275,000 shares of Common Stock that remain outstanding.

The September 2025 Warrants are exercisable immediately from the date of issuance and expire on December 13, 2029. The exercise price of the September 2025 Warrants is $20.00 per share, subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event, and is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the exercise price then in effect.

A holder shall not have the right to exercise any portion of a September 2025 Warrant to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99% of shares of Common Stock outstanding immediately after giving effect to such exercise. Such maximum percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The foregoing summaries of the terms and conditions of the September 2025 Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the form of September 2025 Warrant that is filed as an exhibit to the registration statement of which this prospectus forms a part.

November 2025 Warrants

On November 23, 2025, we entered into the Warrant Inducement Agreement with the Exercising Investor. Pursuant to the Warrant Inducement Agreement, the Exercising Investor exercised (i) an April 2024 RDO Common Warrant issued to the Exercising Investor pursuant to the April 2024 RDO Purchase Agreement, which was exercisable for 428,572 shares and had an exercise price of $38.50 per share and (ii) a December 2024 RDO Common Warrant issued to the Exercising Investor pursuant to the December 2024 RDO Purchase Agreement, which was exercisable for 475,824 shares and had an exercise price of $22.72 per share. As consideration for the Exercise, we agreed to (A) reduce the exercise price of the foregoing warrants exercised by the Exercising Investor to $22.51 per share and (B) issue to the Exercising Investor the November 2025 Investor Warrant.

The November 2025 Investor Warrant is exercisable immediately from the date of issuance and expires five years from the issuance date. The exercise price of the November 2025 Investor Warrant is $29.00 per share, subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event, and is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the exercise price then in effect.

A holder shall not have the right to exercise any portion of the November 2025 Investor Warrant to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99% of shares of Common Stock outstanding immediately after giving effect to such exercise. Such maximum percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

In connection with the Exercise, we issued to StockBlock and its affiliate, Rodman & Renshaw LLC or their respective designees, the November 2025 Placement Agent Warrants. The November 2025 Placement Agent Warrants have the same terms as the November 2025 Warrants described above. As of April 30, 2026, the November 2025 Investor Warrant exercisable for an aggregate of 1,356,594 shares of Common Stock and November 2025 Placement Agent Warrants exercisable for an aggregate of 72,352 shares of Common Stock are outstanding.

The foregoing summaries of the terms and conditions of the November 2025 Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the forms of November 2025 Investor Warrant and November 2025 Placement Agent Warrant that are filed as an exhibit to the registration statement of which this prospectus forms a part.

February 2026 Warrant

On February 19, 2026, we entered into the Oramed Warrant Agreement with Oramed. Pursuant to the Oramed Warrant Agreement, Oramed deferred its right to receive an amortization payment scheduled to be paid by the Company on October 1, 2025 as set forth in the amortization schedule included in Tranche B Note issued to Oramed in exchange for the Company’s agreement to issue the February 2026 Warrant. As of April 30, 2026, there is a February 2026 Warrant exercisable for an aggregate of 100,000 shares of Common Stock that remains outstanding.

The February 2026 Warrant was exercisable immediately from the date of issuance and expires on December 13, 2029. The exercise price of the February 2026 Warrant is $20.00 per share, subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event, and is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the exercise price then in effect, provided that such exercise price cannot be lower than $8.22 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

A holder shall not have the right to exercise any portion of the February 2026 Warrant to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99% of shares of Common Stock outstanding immediately after giving effect to such exercise. Such maximum percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The foregoing summary of the terms and conditions of the February 2026 Warrant does not purport to be complete and is qualified in its entirety by reference to the copy of the form of February 2026 Warrant that is filed as an exhibit to the registration statement of which this prospectus forms a part.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Shares of our Common Stock and SPAC Warrants are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW”, respectively.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Scilex Holding Company as of December 31, 2025 and December 31, 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus, have been audited by BPM LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) incorporated by reference herein, and are so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Scilex Holding Company. The SEC’s Internet site can be found at http://www.sec.gov.

We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026;

b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 20, 2026;

c)	Our Current Reports on Form 8-K filed with the SEC on February 2, 2026, February 3, 2026, February 20, 2026, April 28, 2026, May 5, 2026 (excluding information under Item 7.01) and May 11, 2026; and

d)

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026;

e)

The description of our Common Stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March  31, 2025, which updates the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-39852) filed with the SEC on January 6, 2021, pursuant to Section 12(b) of the Exchange Act , including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Scilex Holding Company

Attn: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholdings.com

Phone: (650) 516-4310

SCILEX HOLDING COMPANY

Up to 2,083,067 Shares of Common Stock

Up to 6,581,004 Shares of Common Stock Offered by the Selling Securityholders

Up to 490,617 Warrants Offered by the Selling Securityholders

PROSPECTUS

    , 2026

Neither we nor the Selling Securityholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by Scilex Holding Company (the “Registrant”) in connection with the sale of the Common Stock being registered. The security holders will not bear any portion of such expenses. All amounts shown are estimates except for the registration fee.

SEC registration fee	$276.20
Legal fees and expenses	$75,000
Accounting fees and expenses	$50,000
Printing, transfer agent fees and miscellaneous expenses	$12,500

Total	$137,776.20

Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit, or, with respect to any officer, any action by or in the right of the corporation. The Registrant’s restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Registrant’s directors and officers will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	with respect to any director, unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL;

•	any transaction from which the director or officer derived an improper personal benefit; or

•	with respect to any officer, any action by or in the right of the corporation.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of the Registrant’s directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation permits the Registrant to indemnify its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the extent not prohibited by the DGCL or any other applicable law.

The Registrant has entered, and expects to continue to enter, into indemnification agreements with its directors and officers, that may be broader than the specific indemnification provisions contained in the DGCL. These agreements, among other things, require the Registrant to indemnify its directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. The Registrant also maintains directors’ and officers’ liability insurance.

Exhibits and Financial Statements Schedules.

Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

2.1#	Agreement and Plan of Merger, dated as of March 17, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 21, 2022).

2.2#	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 14, 2022).

2.3#	Bill of Sale and Assignment and Assumption Agreement, dated May 12, 2022, by and between Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.3 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

2.4#	Asset Purchase Agreement, dated April 23, 2021, between Sorrento Therapeutics, Inc. and Aardvark Therapeutics, Inc., as assumed by Scilex Holding Company on May 12, 2022, pursuant to the Bill of Sale and Assignment and Assumption Agreement, dated as of such date, by and between Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.4 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

2.5#	Agreement and Plan of Merger, dated as of March 17, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 21, 2022).

2.6#	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 14, 2022).

Exhibit Number	Description

2.7#	Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 3, 2024).

2.8#	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 16, 2025, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on April 21, 2025).

2.9	Amendment No. 2 to Agreement and Plan of Merger, dated as of July 22, 2025, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on July 23, 2025)

4.1	Warrant Agreement, dated as of January 6, 2021, by and between Vickers Vantage Corp. I and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on January 11, 2021).

4.2	Specimen Warrant Certificate of Scilex Holding Company (f/k/a Vickers Vantage Corp. I) (incorporated by reference to Exhibit 4.3 of Vickers’s Form S-1 (File No. 333-251352), filed with the SEC on December 15, 2020).

4.3	Senior Secured Promissory Note issued to Oramed Pharmaceuticals, Inc. on September 21, 2023 (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 26, 2023).

4.4	Form of Scilex Holding Company Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 26, 2023).

4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 5, 2024).

4.6	Form of Representative Warrant (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 5, 2024).

4.7	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on April 25, 2024).

4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on April 25, 2024).

4.9	Warrant to Purchase Common Stock, issued to FSF 33433 LLC on June 18, 2024 (incorporated by reference to Exhibit 4.8 of our Registration Statement on Form S-3 (File No. 333-280882), filed with the SEC on July 18, 2024).

4.10	Form of Tranche B Senior Secured Convertible Note issued by Scilex Holding Company. (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 8, 2024).

4.11	Form of Warrant to Purchase Common Stock issued by Scilex Holding Company. (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 8, 2024).

4.12	Form of Placement Agent Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.3 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 8, 2024).

4.13	Form of Common Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

Exhibit Number	Description

4.14	Form of Pre-Funded Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

4.15	Form of StockBlock Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.3 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

4.16	Amendment No. 1 to Common Stock Purchase Warrant, dated December 11, 2024, between Scilex Holding Company and the investor named therein (incorporated by reference to Exhibit 4.4 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

4.17	Form of Exchange Warrant (incorporated by reference to Exhibit 10.6 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on July 23, 2025).

4.18	Form of September 2025 Warrant (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 1, 2025).

4.19	Form of November 2025 Investor Warrant (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 001- 39852), filed with the SEC on November 24, 2025).

4.20	Form of November 2025 Placement Agent Warrant (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K (File No. 001- 39852), filed with the SEC on November 24, 2025).

4.21	Convertible Promissory Note, dated January 29, 2026, issued by Quantum Scan Holdings, Inc. in favor of Scilex Holding Company (incorporated by reference to Exhibit 4.21 of our Quarterly Report on Form 10-Q (file No. 001-39852), filed with the SEC on May 20, 2026).

4.22	Form of February 2026 Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001- 39852), filed with the SEC on February 20, 2026).

5.1+	Opinion of Paul Hastings LLP.

23.1+	Consent of BPM LLP, independent registered public accounting firm.

23.2+	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included in signature page).

107+	Filing Fee Table.

+	Filed herewith.
#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, State of California, on the 2nd day of June, 2026.

SCILEX HOLDING COMPANY

By: /s/ Henry Ji
Name: Henry Ji, Ph.D.
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Henry Ji and Stephen Ma, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Scilex Holding Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his or her substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Henry Ji Henry Ji, Ph.D.	Chief Executive Officer, President, Chairperson and Director (Principal Executive Officer)	June 2, 2026

/s/ Stephen Ma Stephen Ma	Chief Financial Officer, Chief Operating Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 2, 2026

/s/ Dorman Followwill Dorman Followwill	Director	June 2, 2026

/s/ Yue Alexander Wu Yue Alexander Wu, Ph.D.	Director	June 2, 2026

/s/ Jay Chun Jay Chun, M.D., Ph.D.	Director	June 2, 2026